Exhibit 99.K

Exhibit K

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated August 9, 2010, as amended by Amendment No. 1 to Schedule 13D originally filed on October 4, 2010, Amendment No. 2 to Schedule 13D originally filed on October 22, 2010, Amendment No. 3 to Schedule 13D originally filed on January 13, 2011, Amendment No. 4 to Schedule 13D originally filed on November 23, 2011, (as amended, the “Schedule 13D”), and this Amendment No. 5 to Schedule 13D, dated January 9, 2012 (the “Amendment No. 5”) (including any subsequent amendments, restatements, supplements, and/or exhibits thereto) with respect to the common shares, without par value, of Response Biomedical Corp. was and is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to Amendment No. 5. Each of the undersigned agrees to be responsible for the timely filing of the Amendment No. 4, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 9th day of January, 2012.

Dated: January 9, 2012	ORBIMED ADVISORS LLC
a Delaware limited liability company

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Member

ORBIMED ADVISORS LIMITED
a Cayman Islands corporation

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Director

ORBIMED ASIA GP, L.P.
a Cayman Islands limited partnership

	By:	ORBIMED ADVISORS LIMITED, its general partner

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Director

ORBIMED CAPITAL GP III LLC
a Delaware limited liability company

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Member

SAMUEL D. ISALY

By:	/s/ Samuel D. Isaly
Samuel D. Isaly